                          SCHEDULE 14C INFORMATION

      INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Information Statement       [ ] Confidential, for Use of
[ ]  Definitive Information Statement            the Commission Only (as
                                                 permitted by Rule 14c-5(d)(2))


                             eVENTURES GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
  (Name of Person(s) Filing Information Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                [eVentures Logo]

                      NOTICE OF PROPOSED CORPORATE ACTION

                                 Dallas, Texas

                               November   , 2000

To the Stockholders of
eVentures Group, Inc.:

         eVentures Group, Inc., a Delaware corporation (the "Company"), has proposed to change its name to Novo Networks, Inc.

         On October 13, 2000, the Board of Directors of the Company unanimously approved the adoption of a proposed amendment to the Amended and Restated Certificate of Incorporation of the Company (the "Amendment") to change the name of the Company to Novo Networks, Inc.

         THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT APPROVAL OF THE AMENDMENT IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS.

         On October 31, 2000, the holders of majority of the outstanding shares of the Company's common stock, par value $.00002 per share, executed a written consent approving the Amendment. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         The attached Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. The Information Statement contains a more detailed description of the Amendment. I encourage you to read the Information Statement thoroughly.

                                       By Order of the Board of Directors,

                                       /s/ STUART J. CHASANOFF

                                       Stuart J. Chasanoff
                                       Senior Vice President,
                                       General Counsel and Secretary
                             eVENTURES GROUP, INC.
                         300 Crescent Court, Suite 800
                              Dallas, Texas 75201

                             INFORMATION STATEMENT

                       WE ARE NOT ASKING YOU FOR A PROXY,
                 AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                    GENERAL

         This Information Statement is being furnished to the stockholders of eVentures Group, Inc., a Delaware corporation (the "Company"), in connection with the proposed adoption of a Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation (the "Amendment") by the written consent of the holders of a majority in interest of the Company's voting capital stock, consisting of the Company's outstanding common stock, par value $.00002 per share (the "Common Stock"). On October 13, 2000, the Company's Board of Directors determined that it is advisable and in the best interests of the Corporation to amend the Amended and Restated Certificate of Incorporation in order to change the Company's name from "eVentures Group, Inc." to "Novo Networks, Inc." and so approved and recommended such amendment.

         The proposed Amendment to the Amended and Restated Certificate of Incorporation will become effective upon the filing of the Amendment with the Secretary of State of the State of Delaware. On October 30, 2000, IEO Investments Limited, Infinity Emerging Subsidiary Limited, Infinity Investors Limited and certain of the Company's directors and executive officers, representing approximately 61.2% of the Company's outstanding Common Stock, gave their written consent to the adoption of the Amendment. The filing of the Amendment will occur on or about December 9, 2000. The date on which this Information Statement is intended to be sent to the stockholders is on or about November 20, 2000. The record date established by the Company for purposes of determining the number of outstanding shares of Common Stock of the Company is October 16, 2000 (the "Record Date").

         The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 228 of the Delaware General Corporation Law (the "Delaware Law") which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 242 of the Delaware Law, a majority of the outstanding shares of voting capital stock entitled to vote thereon is required in order to amend the Company's Amended and Restated Certificate of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the Common Stock of the Company.

         Pursuant to Section 228 of the Delaware Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to stockholders who have not consented in writing to such action. Inasmuch as the Company will have provided this Information Statement to its stockholders of record, the Company will notify its stockholders of the effective date of the Amendment at the time of distribution of its next Quarterly Report on Form 10-Q. No additional action will be undertaken pursuant to such written consent, and no dissenters' rights under the Delaware Law are afforded to the Company's stockholders as a result of the adoption of the Amendment.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               EXECUTIVE OFFICES


         The Company's principal executive offices are located at 300 Crescent Court, Suite 800, Dallas, Texas 75201. Its telephone number is (214) 777-4100.


                    OUTSTANDING VOTING STOCK OF THE COMPANY


RECORD DATE AND OUTSTANDING VOTING SECURITIES

     At the close of business on the October 16, 2000 (the "Record Date"), the Company had issued and outstanding approximately:

o 51,989,042 shares of issued and outstanding Common Stock held by approximately 1,060 stockholders of record;

o No shares of issued and outstanding Series A Convertible Preferred Stock (the "Preferred A Stock");

o 4,500 shares of issued and outstanding Series B Convertible Preferred Stock (the "Preferred B Stock") held by approximately 18 stockholders of record; and

o 15,570 shares of Series C Convertible Preferred Stock (the "Preferred C Stock") held by approximately 8 stockholders of record.

     An additional 326,087, and 869,832 shares of Common Stock are issuable upon the conversion of the outstanding Preferred B Stock, and Preferred C Stock, respectively.

     Each share of Common Stock is entitled to one vote. The Common Stock constitutes the only outstanding securities of the Company eligible to vote on the Amendment.

     The stockholders that executed the written consent hold approximately 61.2% of the Common Stock and have effective control of the Company through the voting power of their shares.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

                        SECURITY OWNERSHIP OF DIRECTORS,
                      MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock as of the Record Date by: (i) each person who is a beneficial owner of more than 5% of the Company's capital stock;
(ii) each director of the Company; (iii) the Chief Executive Officer and four most highly compensated officers and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, the address of each listed stockholder is in care of the Company at 300 Crescent Court, Suite 800, Dallas, Texas 75201.

         All of the shares indicated in the table below are of Common Stock:

                                                                                          PERCENTAGE
                                                          NUMBER OF SHARES               BENEFICIALLY
                      HOLDERS                           BENEFICIALLY OWNED(1)               OWNED(2)
     ----------------------------------------           ---------------------            -------------
     IEO Investments Limited(3)...............                10,316,200                     19.8%
     Infinity Emerging Subsidiary Limited(4)..                 8,683,800                     16.7%
     Infinity Investors Limited(5)............                 8,500,000                     16.3%
     HW Capital, L.P.(6)......................                 8,819,800                     17.0%
     HW Partners, L.P.(7).....................                 8,500,000                     16.3%
     Jeffrey A. Marcus(8).....................                 1,482,300                      2.8%
     Barrett N. Wissman(9)....................                18,744,800                     35.7%
     Mark R. Graham(10).......................                   361,000                        *
     Jan R. Horsfall(11)......................                   150,000                        *
     Clark K. Hunt(12)........................                28,521,000                     54.8%
     David Leuschen(13).......................                   250,000                        *
     Stuart A. Subotnick(14)..................                   300,000                        *
     Fred A. Vierra(15).......................                   225,000                        *
     Mitchell A. Arthur(16)...................                 1,676,666                      3.2%
     Samuel Litwin(17)........................                 1,576,166                      3.0%
     J. Stevens Robling(18)...................                   545,000                      1.0%
     Officers and Directors as a Group
          (16 Persons)(19)....................                37,818,264                     67.7%

---------------

*     Represents less than one percent.

(1) All information has been determined as of September 30, 2000. For purposes of this table, a person is deemed to have beneficial ownership of the number of shares of Common Stock that such person has the right to acquire pursuant to the exercise of stock options exercisable within 60 days.

(2) For purposes of computing the percentage of outstanding shares of Common Stock held by such person, any shares of Common Stock which such person has the right to acquire pursuant to the exercise of a stock option exercisable within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) This information is based on information reported by the stockholder in filings made with the Commission. The address of IEO Investments Limited is Hunkins Waterfront Plaza, Main Street Post Office Box 556, Charlestown, Nevis, West Indies.

(4) This information is based on information reported by the stockholder in filings made with the Commission. The address of Infinity Emerging Subsidiary Limited is Hunkins Waterfront Plaza, Main Street Post Office Box 556, Charlestown, Nevis, West Indies.

(5) This information is based on information reported by the stockholder in filings made with the Commission. The address of Infinity Investors Limited is Hunkins Waterfront Plaza, Main Street Post Office Box 556, Charlestown, Nevis, West Indies.

(6) This information is based on information reported by the stockholder in filings made with the Commission. The address of HW Capital, L.P. is 1601 Elm Street, 40th Floor, Dallas, Texas 75201.

(7) This information is based on information reported by the stockholder in filings made with the Commission. The address of HW Partners, L.P. is 1601 Elm Street, 40th Floor, Dallas, Texas 75201.

(8) Includes (a) 504,800 shares of Common Stock owned directly and (b) options to purchase 977,500 shares of Common Stock.

(9) Includes (a) 25,000 shares of Common Stock owned directly, (b) 8,683,800 shares of Common Stock owned by Infinity Emerging Subsidiary Limited and 8,500,000 shares of Common Stock owned by Infinity Investors Limited, (c) 950,000 shares of Common Stock owned by a trust of which Mr. Wissman has indirect beneficial ownership, (d) 136,000 shares of Common Stock owned by a partnership as to which Mr. Wissman has shared ownership and (e) options to purchase 450,000 shares of Common Stock. Mr. Wissman disclaims beneficial ownership of the shares of Common Stock held by Infinity Emerging Subsidiary Limited and Infinity Investors Limited.

(10) Includes (a) 125,000 shares of Common Stock owned by a corporation controlled by Mr. Graham, (b) 136,000 shares of Common Stock owned by a partnership as to which Mr. Graham has shared control and (c) options to purchase 100,000 shares of Common Stock.

(11)     Includes options to purchase 150,000 shares of Common Stock.

(12) Includes (a) 35,000 shares of Common Stock owned directly, (b) 10,316,200 shares of Common Stock owned by IEO Holdings Limited, 8,683,800 shares of Common Stock owned by Infinity Emerging Subsidiary Limited, 8,500,000 shares of Common Stock owned by Infinity Investors Limited and 750,000 shares of Common Stock owned by Mustang Capital, Limited., and (c) 136,000 shares of Common Stock owned by a partnership in which Mr. Hunt has shared ownership and (d) options to purchase 100,000 shares of Common Stock. Mr. Hunt disclaims beneficial ownership of the shares of Common Stock held by IEO Investments, Limited, Infinity Emerging Subsidiary Limited, Infinity Investors Limited and Mustang Capital. The address of Mustang Capital is 1601 Elm Street, 40th Floor, Dallas, Texas 75201.

(13) Includes (a) 200,000 shares of Common Stock owned directly and (b) options to purchase 50,000 shares of Common Stock.

(14) Includes (a) 250,000 shares of Common Stock owned directly and (b) options to purchase 50,000 shares of Common Stock.

(15) Includes (a) 25,000 shares of Common Stock owned directly and (b) options to purchase 200,000 shares of Common Stock.

(16) Includes (a) 1,535,000 shares of Common Stock owned directly and (b) options to purchase 141,666 shares of Common Stock. Mr. Arthur's address is 1 Evertrust Plaza, 8th Floor, Jersey City, New Jersey 07302.

(17) Includes (a) 1,405,000 shares of Common Stock owned directly, (b) 30,000 shares of Common Stock owned indirectly and (c) options to purchase 141,666 shares of Common Stock. Mr. Litwin's address is 1 Evertrust Plaza, 8th Floor, Jersey City, New Jersey 07302.

(18) Includes (a) 120,000 shares of Common Stock owned directly and (b) options to purchase 425,000 shares of Common Stock.

(19)     Includes options to purchase 3,872,498 shares of Common Stock.

                AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

Generally.

         The Board of Directors of the Company has approved an amendment to Article FIRST of the Company's Amended and Restated Certificate of Incorporation to change the Company's name from "eVentures Group, Inc." to "Novo Networks, Inc."

Reasons for the Proposed Name Change.

         The Board of Directors has approved an amendment to the Company's Amended and Restated Certificate of Incorporation to change its name from "eVentures Group, Inc." to "Novo Networks, Inc." This change is representative of the Company's stated objective to focus on its broadband network service, as described in the Company's Annual Report of Form 10-K for the year ended June 30, 2000. Through August 2000, the Company's strategy was to build a family of interdependent companies by operating, developing and investing in communications-related businesses and support services that leverage the power of the Internet. At the center of the Company's strategy were investments in the Company's wholly-owned subsidiaries, AxisTel Communications, Inc. ("AxisTel"), e.Volve Technology Group, Inc. ("e.Volve") and iGlobal Services Inc. ("iGlobal") which focused on the deployment and operation of private, managed global communications networks.

         The Company is now in the process of combining and expanding the AxisTel, e.Volve and iGlobal networks to deploy a range of broadband network services that the Company can offer to its customers. As the Company expands its network, the Company anticipates increasing its product and service offerings and its customer base. By consolidating its network businesses, the Company intends to establish a single entity that is well positioned to capitalize on the growth in the global market for broadband network services. The Company believes that its new name will better reflect the Company's focus on this new strategy and assist in developing name recognition for the Company's products and services.

No Dissenter's Rights.

         Under Delaware Law, stockholders are not entitled to dissenter's rights of appraisal with respect to the Company's proposed amendment to the Company's Amended and Restated Certificate of Incorporation to change the name of the Company.

         The complete text of the Amendment to the Amended and Restated Certificate of Incorporation is set forth as Exhibit A to this Information Statement.

                                       By Order of the Board of Directors,


                                       /s/ STUART J. CHASANOFF
                                       Name: Stuart J. Chasanoff
                                       Title: Senior Vice President,
                                       General Counsel and Secretary

                                                                       EXHIBIT A

--------------------------------------------------------------------------------

                            CERTIFICATE OF AMENDMENT

                                       TO

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                              eVENTURES GROUP, INC.

--------------------------------------------------------------------------------

         Pursuant to Section 242 of the Delaware General Corporation Law

         eVentures Group, Inc., (the "Corporation"), a corporation existing under and by virtue of the Delaware General Corporation Law (the "DGCL"), does here by certify:

         FIRST: The name of the Corporation is eVentures Group, Inc..

         SECOND: The Board of Directors of the Corporation (the "Board"), at a meeting duly called and held on October 13, 2000, in accordance with the applicable provisions of the DGCL and the Corporation's Bylaws, did duly adopt resolutions (a) approving the amendment to the Corporation's Certificate of Incorporation described herein (the "Amendment"), (b) directing that the Amendment be submitted to the stockholders of the Corporation (the "Stockholders") for their consideration and approval, and (c) directing that, upon approval and adoption of such amendment by the Stockholders of the Corporation, this amendment be executed and filed with the Secretary of State of the State of Delaware and elsewhere as may be required by law.

         THIRD: A majority of the Stockholders of the Corporation acting by written consent on October 31, 2000, adopted resolutions adopting the Amendment.

         FOURTH: The resolutions adopted by the Stockholders are as follows:

         "RESOLVED, that Article FIRST of the Amended and Restated Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

                  "FIRST: The name of the corporation is Novo Networks, Inc. (the "Corporation")."

         FURTHER RESOLVED, that the filing of a Certificate of Amendment to the Amended and Restated Certificate of Amendment of the Corporation with the Secretary of State of the State of Delaware, and elsewhere as required by law, to effect the foregoing amendment to the Amended and Restated Certificate of

Incorporation be, and it hereby is, approved, ratified and confirmed in all respects."

         FIFTH: This Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been duly adopted and is being filed in accordance with the provisions of Section 242 of the DGCL.

         IN WITNESS WHEREOF, the Secretary of this Corporation has hereunto set his hand this ___ day of December 2000.


                                  eVENTURES GROUP, INC.


                                  ---------------------------
                                  By:
                                  Its Secretary



                                       2